SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 2, 2007

Intelligroup, Inc.

(Exact Name of Registrant as Specified in Charter)

New Jersey	0-20943	11-2880025

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

499 Thornall Street
Edison, New Jersey		08837

(Address of Principal Executive Offices)		(Zip Code)

(732) 590-1600

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Information.

On October 1, 2007, Intelligroup Europe Ltd. (“IGE”) and Intelligroup Asia Pvt. Ltd. (“IGA”), wholly owned subsidiaries of Intelligroup, Inc. (the “Company”), completed the acquisition of certain assets, including without limitation, customer contracts, fixed assets and employees, from ISG Novasoft Technologies Limited (“Novasoft India”) and Novasoft Information Technology (Europe) Ltd. (“Novasoft Europe”) pursuant to their agreements dated June 8, 2007, as amended, with Novasoft India and Novasoft Europe and their parent company, Novasoft Information Technology Corporation (“Novasoft”), for an aggregate purchase price of three million one hundred thousand dollars ($3,100,000). To finance the major part of the purchase price, IGE has received a loan of £1,500,000 from Lloyds TBS Bank PLC (“Lloyds TBS”). This loan is secured by a stand-by letter of credit from Citibank N. A. (“Citibank”), for which IGA has placed a hundred percent margin money deposit with Citibank.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTELLIGROUP, INC.

	By:	/s/ Alok Bajpai

	Name:	Alok Bajpai
	Title:	Treasurer and CFO
Date: October 2, 2007